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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CanArgo Energy Corporation on Form S-8 (File No. 333-86423), the registration statement on Form S-8 as amended in Post-Effective Amendment No. 1 (File No. 33-82944), the registration statement on Form S-8 (File No. 333-02651), the registration statement on Form S-8 (File No. 333-59367), the registration statement on Form S-3 (File No. 333-43036) and registration statement on Form S-3 (File No. 333-45532) of our report dated March 27, 2001, on our audits of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998 which report is included in this Annual Report on Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP
                                                      PRICEWATERHOUSECOOPERS LLP
Calgary, Alberta,                                     Chartered Accountants
March 28, 2001